Execution Version Page 1 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 ACCOUNT PURCHASE AGREEMENT This ACCOUNT PURCHASE AGREEMENT (this “Agreement”) is dated as of June 21, 2023 (the “Effective Date”) and made by and between Wintrust Receivables Finance, a division of Wintrust Bank N.A. (“Wintrust”), and Halo, Purely for Pets, Inc., a Delaware corporation (“Customer”). ARTICLE I. Purpose of Agreement. Customer desires to sell and assign its Accounts to Wintrust and Wintrust desires to purchase such Accounts on a recourse basis on the terms and conditions set forth herein. This Agreement sets forth the terms and conditions of which Wintrust will purchase Accounts from the Customer. It is the intention of Customer and Wintrust that each purchase of an Account by Wintrust constitutes a true sale of such Account and not a loan or financing transaction. ARTICLE II. Definitions and Interpretation. 2.01. Definitions. All capitalized terms not otherwise specifically defined in this Agreement shall have the meanings ascribed to such terms in the UCC, if defined therein, and otherwise as set forth below. "Account Related Property" means, with respect to any Account, (a) all rights of action accrued or to accrue thereon, including, full power to collect, sue for, compromise, assign, in whole or in part, or in any other manner enforce collection thereof in Customer’s name or otherwise; (b) the books and records evidencing or relating to such Account; (c) all deposits, Supporting Obligations or other security for the obligation of any person under or relating to such Account; (d) all goods relating to, or which by sale have resulted in, such Account, including such goods as may be returned by any Account Debtor or other Person; and (e) all rights of stoppage in transit, replevin, repossession and reclamation and all other rights of action of an unpaid vendor, service provider or lienor. “Advance” means any advance or loan by Wintrust pursuant to or in connection with this Agreement. “Advance Rate” means the “Advance Rate” set forth on Annex A hereto, which rate may be adjusted by Wintrust at any time in Wintrust’s discretion. “Affiliate” means a Person that owns or controls any Person that Controls or is Controlled by or is under common Control with the Person, and each of that Person’s directors, officers, members or managers. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have correlative meanings. Notwithstanding the foregoing, neither Alphia Inc., nor any of its Affiliates shall be deemed to be Affiliates of Customer or Parent. “Alphia Debt” means all existing and future indebtedness, obligations and liabilities of Customer or any Guarantor under, pursuant to, evidenced by or in connection with the Alphia Loan Documents. “Alphia Loan Documents” shall mean, collectively, (a) that certain Term Loan Credit Agreement, dated on or about the date hereof, by and among Customer and/or certain affiliates of Customer, Alphia Inc. and (b) all agreements, documents or instruments at any time executed or delivered in connection therewith, in each case, as amended or otherwise modified from time to time. “Alphia Intercreditor Agreement” shall mean that certain Intercreditor and Subordination Agreement, dated on or about the date hereof, by and between Wintrust and the holder(s) of the Alphia Debt or the agent on behalf of such holders, as amended or otherwise modified from time to time. “Alphia Permitted Payments” means payments in respect of Alphia Debt pursuant to the Alphia Loan Documents (as in effect on the date hereof as modified in accordance with the Alphia Interceditor Agreement) other than voluntary prepayments of principal thereof. For the avoidance of doubt, “Alphia Permitted Payments”

Page 2 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 include, without limitation, (i) scheduled payments of principal, interest, fees and other amounts pursuant to the Alphia Loan Documents (as in effect on the date hereof as modified in accordance with the Alphia Interceditor Agreement), (ii) mandatory prepayments required by the terms of the Alphia Loan Documents (as in effect on the date hereof as modified in accordance with the Alphia Interceditor Agreement), (iii) payments in respect of Alphia Debt upon acceleration or after maturity thereof in accordance with the Alphia Loan Documents (as in effect on the date hereof as modified in accordance with the Alphia Interceditor Agreement), and (iv) payments of fees, expenses and other amounts required by the terms of the Alphia Loan Documents (as in effect on the date hereof as modified in accordance with the Alphia Interceditor Agreement). “Bank Product Obligations” means any and all payment, reimbursement and other obligations, fees and liabilities arising from the following products or services extended to Customer or its subsidiaries by Wintrust or any of its Affiliates: (a) services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services; (b) products under a “swap agreement” as defined in Bankruptcy Code Section 101(53B)(A); (c) commercial credit card and merchant card services; and (d) letters of credit, leases and other banking products or services. “Bankruptcy Code” means Title 11 of the United States Code. “Business Day” means any day that Wintrust Bank N.A. is open for business to the public. “Collateral means all of the following now owned or existing or hereafter arising or acquired assets and properties of Customer, wherever located, together with all substitutions, replacements, additions and accessions therefor or thereto and all Proceeds thereof, (a) all Accounts and Account Related Property, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles (including all rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase), Instruments, Inventory, Investment Property, Letter of Credit Rights, Commercial Tort Claims, Supporting Obligations, income tax refunds, unearned premiums owed to the Customer by insurers, Documents, notes, drafts, acceptances and other forms of obligations, all books, records, ledger cards, computer programs, and other documents or property at any time evidencing or relating to all Customer’s Accounts; (b) all Goods, machinery, tools, accessory tools, motor vehicles, parts, supplies, furniture and furnishings; (c) all intellectual property, trade names, trademarks, trade secrets, service marks, data bases, software and software systems, including the source and object codes, information systems, disks, tapes, customer lists, telephone numbers, credit memoranda, good will, patents, patent applications, patents pending, copyrights, royalties, literary rights, licenses and franchises; (d) cash or monies wherever located; (e) all Deposit Accounts and Securities Accounts, all, any and all deposits, securities, Investment Property or other sums at any time credited to or held therein; (f) any and all proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; (g) cash, money and property, which now or hereafter are at any time in the possession or control of Wintrust or in transit by mail or carrier to or from Wintrust, or in the possession of any third party acting on Wintrust’s behalf, without regard to whether Wintrust received the same in pledge for safekeeping, as agent for collection or transmission or otherwise, or whether Wintrust has conditionally released the same; and (h) all products thereof and all cash and non-cash Proceeds. For the avoidance of doubt, “Collateral” shall not include any real property. “Commercial Dispute” means any dispute or claim arising out of or in any respect related to or arising in connection with an Account or any transaction related to an Account, including any alleged dispute as to price, invoice terms, quantity, quality or late delivery and claims of release from liability, counterclaim or any alleged claim of deduction, offset, or counterclaim or otherwise, or any return, refusal of services. “Disclosure Schedule” means the disclosure schedule attached as Schedule 1 hereto. “Eligible Account” means an Account which is deemed by Wintrust, in its discretion, to be eligible for borrowing purposes and which shall exclude, unless otherwise agreed by Wintrust: (a) any Account evidenced by an invoice with a due date beyond the “Eligibility Period” set forth on Annex A hereto; (b) any Account subject to

Page 3 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 a Commercial Dispute; (c) any Account to the extent, when added to all other Accounts of an Account Debtor purchased hereunder, it would cause the Purchase Limit with respect to the applicable Account Debtor to be exceeded; (d) any Account with respect to which an invoice and required Supporting Documentation has not been delivered or, as delivered, is incomplete or incorrect in any material respect; (e) any Account as to which the representations and warranties in this Agreement and the other Related Documents are not true and correct in all material respects; (f) Accounts owing by any unit of governmental authority, whether foreign or domestic; provided, however, that Wintrust may include such Accounts owing from the United States government to the extent the Customer has complied with the federal Assignment of Claims Act or other applicable law in a manner reasonably acceptable to Wintrust; (g) Accounts not payable in United States dollars; (h) Accounts owed by an Account Debtor that is organized, or all of whose material assets are located, outside the United States, except to the extent such Account is supported by credit insurance reasonably acceptable to Wintrust in its discretion (but net of the cost of such insurance); (i) Accounts owed by an Account Debtor (A) that is not Solvent, (B) that has ceased business or made an assignment for the benefit of creditors, or consented to the appointment of a trustee or receiver or taken any action to liquidate, dissolve or terminate its existence, (C) as to which an Insolvency Proceeding has been commenced and is continuing or (D) that is subject to any Sanction or on any specially designated nationals list maintained by OFAC; (j) Accounts owed by an owner, shareholder, subsidiary, Affiliate, officer or employee of the Customer; (k) Accounts which are not subject to a duly perfected first priority Lien in Wintrust’s favor or which are subject to any Lien in favor of any other Person except as permitted hereunder; (l) any Account that has been restructured, extended, amended or modified; (m) an Account whose sale, transfer or assignment (whether absolutely or by way of security) is limited or restricted by the terms of the contract evidencing or relating to such Account unless such limitation or restriction has been complied with and the sale, transfer or assignment of such Account hereunder is valid and effective; (n) that portion of any Account that constitutes a finance charges, service charges or sales or excise taxes; (o) that portion of any account subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance; (p) any Account that has been invoiced, paid or partially paid in advance of the full delivery and acceptance of goods or the performance and acceptance of services or in advance of the submission of the Account to Wintrust; (q) any Account arising from a sale on a cash-on-delivery, bill-and-hold, sale or return, sale on approval, consignment, or other repurchase or return basis; and (r) any Account as to which the Account Debtor has not signed, if required by Wintrust, a waiver of offset in a form acceptable to Wintrust in its discretion or as to which the Account Debtor has not received, if required by Wintrust, written notice of the assignment of such Account to Wintrust and to make payment thereof directly to Wintrust pursuant to the Lockbox Instructions or as otherwise specified by Wintrust. “Event of Default” has the meaning given to such term in Article VII. “Facility Limit” means the “Facility Limit” set forth on Annex A to this Agreement. “Final Payment” means each of the following shall have occurred: (a) the full and indefeasible cash payment of all Obligations, including any Bank Product Obligations not cash collateralized pursuant to clause (b) below; (b) the cash collateralization of any indemnity or other inchoate obligations and any Bank Product Obligations on commercially reasonable terms, all in amounts acceptable to Wintrust; and (c) the termination of this Agreement pursuant to a termination agreement reasonably acceptable to Customer and Wintrust. “Formula Amount” means, as of any date of determination, an amount equal to (a) the “Advance Rate” set forth on Annex A hereto multiplied by the net face amount of Eligible Accounts less (b) such reserves as Wintrust reasonably deems necessary as security for the payment and performance of the Obligations, to enhance the likelihood of repayment of the Obligations or to reflect events, conditions, contingencies or risks which are reasonably likely to materially adversely affect the Collateral or the business of Customer. Such reserves may include, without limitation reserves for two full quarters of interest payments in respect of the Alphia Debt. The Formula Amount shall be determined on a commercially reasonable basis in good faith by Wintrust from time to time based on such collateral reports and other information as Wintrust may request or receive from Customer hereunder. “Guarantor” means each Person that at any time executes a Guaranty.

Page 4 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 “Guaranty” means a guaranty, executed with or in favor of Wintrust in form and substance acceptable to Wintrust, with respect to the prompt payment or performance of the Obligations. “Insolvency Proceeding” means, with respect to any Person, (a) any proceeding commenced by or against such Person under any provision of the Bankruptcy Code, (b) any proceeding commenced by or against such Person under any other state or federal bankruptcy or insolvency law seeking liquidation, winding up, reorganization, arrangement, adjustment or other similar relief or (c) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property. “Invoice Notation” means the following notation to be placed on each invoice (or its electronic equivalent) relating to any Account: This invoice has been sold, transferred and assigned to and is payable only to Wintrust Receivables Finance, a Division of Wintrust Bank, at P.O. Box 8268, Carol Stream, IL 60197-8268, Reference: Halo, Purely for Pets, Inc. “Ledger Account” means a ledger (or book-entry) account maintained by Wintrust on its books and records in the name of Customer for purposes of this Agreement. “Lien” means any interest in property securing an obligation including any security interest, bond, mortgage, assignment (whether absolute or by way of security), tax lien or other lien (statutory or otherwise), restriction, pledge or any other encumbrance of any kind or nature whatsoever. “Lockbox Instructions” means the instructions set forth on Schedule 2. “Material Adverse Effect” means, with respect to any Person, the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of such Person, on the value of any material Collateral, on the enforceability of any Related Document, or on the validity or priority of Wintrust’s liens on any Collateral; (b) impairs in any material respect the ability of Customer or any Guarantor to perform its obligations under the Related Documents, including repayment of any Obligations; or (c) otherwise impairs in any material respect the ability of Wintrust to enforce or collect any Obligations or to realize upon any Collateral. “Obligations" means (a) all present and future obligations owing by Customer to Wintrust or its Affiliates, whether or not for the payment of money and whether or not evidenced by any note or other instrument, and including all Advances, fees, costs, expenses, debts, liabilities, indemnities and obligations due to Wintrust or its Affiliates by Customer (including interest, fees and expenses accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such proceeding), including liability for breach of any warranty, representation or covenant and duty, of every kind and description that Customer owes to Wintrust under this Agreement or any Related Document or otherwise, (b) all Bank Product Obligations, and (c) obligations and liabilities of Customer for goods or services which are purchased by Customer from another Person and which give rise to an Account factored or financed by Wintrust or its Affiliates, in each case, whether or not evidenced by a writing and whether or not for the payment of money, direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any case under the Bankruptcy Code in which Customer or any other Person is a Debtor. “OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department. "OFAC/AML/CFT Laws" means all applicable laws with respect to (a) OFAC, (b) anti-money laundering (“AML”), or (c) Countering the Financing of Terrorism (“CFT”).

Page 5 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 “Overadvance” means, as of any date of determination, the amount by which the total outstanding Advances exceed the lesser of the Formula Amount or the Facility Limit. “Parent” means Better Choice Company, Inc., together with its successors and assigns. "Permitted Debt" (a) indebtedness (other than Obligations) in an aggregate outstanding principal amount not in excess of $250,000 for payment of any of the purchase price of fixed assets incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof and any renewals, extensions or refinancings (but not increases) thereof; (b) Subordinated Debt; (c) the Alphia Debt so long as such Alphia Debt is subject to the Alphia Intercreditor Agreement and (d) other indebtedness outstanding on the Effective Date and set forth on the Disclosure Schedule. “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, estate, entity or government agency. “Prime Rate” means the floating per annum rate of interest most recently published in the Money Rates column of the Wall Street Journal as the prime or base rate; provided, however at no time shall the Prime Rate be less than three percent (3.00%) at any time. If publication of the Wall Street Journal is discontinued, Wintrust, in its sole discretion shall designate another daily financial or governmental publication of national circulation to be used to determine Prime Rate. The effective date of any change in the Prime Rate shall for purposes hereof be the date Wintrust determines the Prime Rate is changed by such publication. Wintrust shall not be obligated to give notice of any change in the Prime Rate. The “Prime Rate” is not necessarily the lowest rate of interest that Wintrust or any of its Affiliates charges its customers. Wintrust’s determination of the Prime Rate shall be conclusive, absent manifest error. “Purchase Limit” means the limit Wintrust sets from time to time establishing the maximum gross face amount of purchased Accounts which are approved to be outstanding at any given time by a particular Account Debtor which Purchase Limit shall be established in a commercially reasonable manner by Wintrust acting in good faith. “Purchase Price” means, for any Account purchased by Wintrust hereunder, an amount equal to the gross face amount of such Account less all selling discounts (calculated on shortest terms) made available or extended to the Account Debtor, whether taken or not, customer deposits, and credits, offsets or deductions of any kind allowed or granted to or taken by the Account Debtor at any time. “Related Documents” means this Agreement, any control agreement, any Guaranty, any lien waiver, the Alphia Intercreditor Agreement, any other intercreditor agreement or subordination agreement related to or benefiting the Obligations, all documents and agreements (including all letter of credit applications and agreements) related to Bank Product Obligations, and each certificate, financial statement or report delivered hereunder or thereunder, documents, instruments or agreements now or hereafter delivered by Customer or any guarantor or other Person to Wintrust in connection with the Obligations or any transactions relating hereto and thereto, including any security agreement or other document, instrument or agreement now or hereafter securing (or given with the intent to secure) any Obligations. “Sanction” means any sanction administered or enforced by the U.S. Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other sanctions authority. “Schedule of Accounts” has the meaning given to such term in Section 3.02. “Settlement Date” means, for any Account, the Business Day after which payment in full of such Account is posted by Wintrust to the Ledger Account.

Page 6 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 “Solvent” means for the referenced Person (a) fair-market value of its assets exceeds its liabilities; (b) it has sufficient cash flow to enable it to pay its debts as they mature; and (c) it does not have unreasonably small capital to conduct its businesses. "Subordinated Debt" means indebtedness for borrowed money of Customer that is incurred with the prior written consent of Wintrust and expressly subordinate and junior in right of payment to payment of all Obligations pursuant to an agreement, and on terms and conditions (including with respect to security (if any), maturity, interest, fees and repayment) satisfactory to Wintrust. “Supporting Documentation” has the meaning given to such term in Section 3.02. “Term” means the “Term” set forth on Annex A to this Agreement, as such Term may be extended in accordance with the terms hereof. “UCC” means Article 9 of the Uniform Commercial Code as adopted in the State of Illinois. 2.02 Interpretive Provisions. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The terms "including" and "include" shall mean "including, without limitation" and, for purposes of this Agreement and each Related Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement and each Related Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by this Agreement); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean time of day at Wintrust’s notice address hereunder; and (g) discretion of Wintrust mean its commercially reasonable (from the perspective of a secured lender) discretion exercised at any time. All references to Obligations or other amounts herein shall be denominated in Dollars, unless expressly provided otherwise. Customer shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Wintrust under this Agreement or any Related Documents. Reference to a Customer's or other Person’s "knowledge" or similar concept means actual knowledge of an officer. This Agreement and all terms and provisions hereof shall be liberally construed to affect the purposes set forth herein and to sustain the validity of the Related Documents. ARTICLE III: Purchase and Assignment of Accounts; Advances; Interest and Certain Fees 3.01 Purchase and Sale of Accounts. Customer hereby irrevocably and unconditionally sells, conveys, transfers and assigns to Wintrust as absolute owner, and Wintrust hereby accepts from Customer, all of Customer’s right, title and interest in and to its existing and future Accounts. Such sale, conveyance, transfer and assignment of such Accounts is effective without further act or instrument. Wintrust shall be the sole and exclusive owner of the Accounts of Customer and shall have all rights and remedies of the owner with respect thereto, including rights to the goods and property represented thereby and the rights of an unpaid seller or provider of the goods or services giving rise thereto, including the rights of stoppage in transit, reclamation and replevin. Subject to the terms and conditions of this Agreement, any and all Proceeds and payments from the Account Debtor as to each Account shall be the sole property of Wintrust. 3.02 Submission of Accounts. Customer shall submit to Wintrust a schedule of Accounts in a form, and by electronic or other means, satisfactory to Wintrust (a “Schedule of Accounts”). Except for the initial Accounts to be purchased on the Effective Date, Customer shall submit each of its Accounts to Wintrust, pursuant to a Schedule of Accounts, within seven (7) days after the date that the goods are sold or services are performed that give rise to the Account. Customer shall submit the Accounts to Wintrust together with the following (the

Page 7 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 “Supporting Documentation”): (a) an original invoice or an electronic equivalent thereof, either of which must be in a form reasonably acceptable to Wintrust; (b) a copy (including in electronic form) of (i) any applicable evidence of completion of service, proof of delivery or bill of lading; and (ii) any contracts, purchase orders, service orders (with purchase or service order numbers corresponding with such invoice), as appropriate to the business of Customer related to the Accounts; and (c) such other documentation and information as may be reasonably requested by Wintrust. In the event Customer fails to submit an Account, Customer acknowledges and agrees that Wintrust shall be deemed the owner and assignee of such Account, and such Account shall be subject to all terms and conditions of this Agreement. 3.03 Payment of Purchase Price. As consideration for the sale, conveyance, transfer and assignment of an Account to Wintrust hereunder, Wintrust shall pay to Customer the Purchase Price for such Account on the Settlement Date for such Account. 3.04 Advances. At Customer’s request, but in Wintrust’s discretion, Wintrust may make Advances to Customer up to an aggregate amount at any time outstanding not to exceed the lesser of the Facility Limit and the Formula Amount. In addition, Wintrust may and Customer authorizes Wintrust to, at any time make Advances to protect Wintrust’s interest in the Collateral, to perform any of Customer’s obligations under this Agreement and/or to pay any Obligations then due and payable, at any time and from time to time and in each case without any request from or advance notice to Customer. Unless earlier repayment is demanded by Wintrust or is otherwise required in accordance with the terms hereof, all Advances are payable upon the earlier of expiration of the Term or termination of this Agreement. Without limiting the foregoing, if at any time an Overadvance exists, Customer shall, promptly and in any event within one (1) Business Day of the occurrence of such Overadvance, repay the Advances in an amount sufficient to eliminate such Overadvance. 3.05 Ledger Account. Wintrust shall credit the Ledger Account with the Purchase Price of Accounts sold to Wintrust hereunder, and with any Proceeds received by Wintrust in respect of Accounts not purchased by Wintrust hereunder, in each case, as and when payable hereunder. Other payments received by Wintrust for the account of Customer shall be credited to the Ledger Account no later than the Business Day following receipt by Wintrust in good collected funds. Wintrust shall debit the Ledger Account for all payment Obligations of Customer as and when due hereunder. For administrative convenience, Wintrust may apply any amount required hereunder to be credited to the Ledger Account to or against any amount permitted hereunder to be charged to the Ledger Account, including application of the Purchase Price in reduction of the outstanding Advances or other payment Obligations then due. Wintrust shall, upon request of Customer and so long as no Event of Default exists, remit to Customer any positive balance in the Ledger Account provided that Wintrust may withhold from the Ledger Account such amounts as it reasonably deems necessary as security for the payment and performance of the Obligations, to enhance the likelihood of repayment of the Obligations or to reflect events, conditions, contingencies or risks which are reasonably likely to materially adversely affect the Collateral or the business of Customer. If at any time the Ledger Account is negative, Customer shall immediately repay the deficiency to Wintrust. 3.06 Chargebacks. Wintrust shall have the right to, at any time, chargeback to Customer an Account which is determined not to be an Eligible Account, even if Wintrust has already remitted payment of the Purchase Price therefor. In the event an Account for which Wintrust has already remitted payment of the Purchase Price is charged back to Customer in accordance with the terms hereof, Customer shall repurchase such Account by paying to Wintrust an amount equal to the excess, if any, of (i) such Purchase Price over (ii) the aggregate amount of payments previously received by Wintrust in respect of such Account (and not required to be disgorged). In the event an Account is charged back to Customer prior to the payment by Wintrust of the Purchase Price therefor, Wintrust shall, in lieu of payment of the Purchase Price for any such Account, credit the Ledger Account with any Proceeds received by Wintrust in respect of such Account on the Settlement Date therefor. Notwithstanding the repurchase of an Account by Customer or the election by Wintrust to chargeback to Customer an Account, Wintrust shall retain its security interest in such Account as security for full payment and performance of all Obligations. For purposes of this Agreement, an Account that has been validly charged back to Customer shall thereafter be treated as an Account not purchased by Wintrust.

Page 8 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 3.07 Interest. The outstanding Advances will bear interest at a variable per annum rate equal to the “Contract Rate” set forth on Annex A to this Agreement. For purposes of calculating interest on the Advances, payments and proceeds received by Wintrust for the account of Customer (including for application to the Advances) will be deemed received by Wintrust the number of “Collection Days” (as set forth on Annex A to this Agreement) after the date credited to the Ledger Account (or applied to such Advances) in accordance with the terms hereof (and interest shall continue to accrue on such Advances so repaid for such number of Collection Days). All such interest will be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and will be payable by Customer to Wintrust monthly in arrears on the last Business Day of each month. Notwithstanding the foregoing, from and after the occurrence of an Event of Default, all Obligations shall, at the election of Wintrust, bear interest at a rate per annum equal to the “Contract Rate” set forth on Annex A to this Agreement plus an additional three (3) percentage points per annum, and such interest shall be accrued daily and payable by Customer to Wintrust upon demand. All interest hereunder may be charged by Wintrust to the Ledger Account as an Advance as and when due. 3.08 Certain Fees. Customer will pay to Wintrust the fees set forth on Annex A hereto. Such fees shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed shall be fully earned, and may be charged by Wintrust to the Ledger Account as an Advance, when due in accordance with such Annex and shall not be subject to refund of any kind or pro-rated upon any termination of this Agreement, except to the extent set forth on Annex A. 3.09 Invoice Notation and Notification of Account Debtors. The Customer shall cause all invoices, billing statements, bills of lading, documents or other evidence of Accounts to reflect the interest of Wintrust therein and shall cause the Invoice Notation to be prominently reflected on each original invoice (or otherwise accompany or be reflected in the electronic equivalent of an invoice) or such other documentation accepted by Wintrust for each Account purchased hereunder. Without limiting the foregoing, Customer agrees that Wintrust may and irrevocably authorizes Wintrust to, notify Account Debtors of the assignment to Wintrust of (or security interest of Wintrust in) the Accounts and that such Accounts are payable only to Wintrust pursuant to the Lockbox Instructions or as otherwise specified by Wintrust. 3.10 Lockbox Instructions and Cash Management. Within 30 days of the Effective Date, Customer shall cause all payments made by Account Debtors in respect of Accounts to be made in accordance with the Lockbox Instructions. Any deposit account of Customer that may receive payments in respect of Accounts or proceeds of Accounts (other than tax, payroll, zero balance disbursement and trust accounts funded in the ordinary course of business) shall be subject to a control agreement with the applicable depository establishing control of Wintrust over such deposit account on terms reasonably acceptable to Wintrust (including instructions to forward net amounts on a periodic basis acceptable to Wintrust in accordance with the Lockbox Instructions). No amendment, supplement or modification to the Lockbox Instructions or any control agreement shall be permitted without the written direction and consent of Wintrust. 3.11 Misdirected Payments. If, notwithstanding the requirements of Section 3.10, any cash, checks, drafts or other payment on any Account or proceeds of an Account comes into the possession or control of Customer (a “Misdirected Payment”), Customer shall hold such payment or proceeds in trust for the benefit of and as the property of Wintrust and immediately turn over to Wintrust such payment or proceeds in the same form received (together with any necessary endorsement) pursuant to the Lockbox Instructions. ARTICLE IV. Representations, Warranties and Covenants. 4.01 Representations and Warranties. To induce Wintrust to enter into this Agreement, Customer hereby represents and warrants to Wintrust as follows: (a) Customer and Guarantors. (i) Customer and each Guarantor, if any, (A) if not a natural person, is duly organized, validly existing and in good standing under the laws of its state or formation or organization; (B) if not a natural

Page 9 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 person, is properly licensed, qualified and authorized to operate its business; (C) if not a natural person, has duly authorized by all requisite organizational or equity holder action the execution, delivery and performance of all Related Documents; (D) if not a natural person, has duly authorized the persons executing all Related Documents to which it is a party to execute and deliver such Related Documents; (E) is Solvent and is not subject to any Insolvency Proceeding; (F) has made and shall continue to make timely payment and remittance to applicable governmental authorities of all income tax, withholding tax, FICA tax, Medicare tax or other tax obligations owed by it and has filed on a timely basis all reports or returns required under any federal or state law taxes; (G) has made and shall continue to make timely payment of all amounts due and perform all material undisputed obligations under any material contract or agreement including, organized labor contracts or pension plans or obligations; and (H) is in material compliance with, and all of its properties and business operations are in material compliance with, all applicable laws, rules, regulations, and governmental guidelines, orders, statutes and regulations; provided, however, that none of the materiality qualifications under this clause (H) shall apply to compliance with OFAC/AML/CFT Laws. (ii) None of the execution, delivery or performance of the Related Documents (A) violates any provision of any applicable law or its organizational and governing documents or (B) conflicts with, results in breach of, or constitutes (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien upon any of its property or assets under, any material agreement or instrument to which it is a party or by which it or its properties is bound. (iii) Each Related Document is a legal, valid and binding obligation of the Customer or Guarantor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. (iv) Except as specifically set forth on the Disclosure Schedule, Customer and each Guarantor, if any, (A) has good and marketable title to all of its property and assets that are material to its business and has paid and discharged all lawful claims that, if unpaid, could become a lien on its properties; (B) is not a party to or the subject of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, or to its knowledge, threatened against or affecting it, which if adversely determined, could reasonably be expected to have a Material Adverse Effect on it; (C) is not a party to any contract or other agreement with an Affiliate, except for contracts and other agreements in the ordinary course of business pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to it than would be obtained in a comparable arms-length transaction; (D) has any subsidiaries or equity holders; and (E) has no place of business or location of Collateral, including its principal place of business at which it keeps all books and records relating to the Collateral. All information on the Disclosure Schedule is true and correct as of the Effective Date. (v) No Event of Default has occurred and is continuing under any Related Document. No event, circumstance, or change has occurred that has or could reasonably be expected to have a Material Adverse Effect. (b) Accounts and Collateral. As to each Account (i) Customer is, at the time of purchase of each Account by Wintrust, the lawful owner of and has good and undisputed title to such Account; (ii) such Account is free from any Liens other than in favor of Wintrust or expressly permitted hereunder; (iii) each Account identified as an Eligible Account satisfies all the requirements of the definition of “Eligible Account”; (iv) such Account is an accurate and undisputed statement of indebtedness owed by Account Debtor to Customer for a certain sum which is due and payable in accordance with its terms; (v) such Account is for a bona fide sale, delivery and acceptance of merchandise of performance of services, all of which have been provided on a commercial basis and none of which are for personal, family or household purposes; (vi) all terms governing such Account are accurately reflected in the Supporting Documentation; (vii) Customer has the full legal right and authority to sell, assign and transfer each Account without conflict with any applicable law or other agreements and free and clear of all Liens other than in favor of Wintrust or as expressly permitted hereunder; and (viii) each invoice representing such

Page 10 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 Account clearly sets forth the Invoice Notation if such Invoice Notation is required by Wintrust hereunder. All Liens of Wintrust on the Collateral are duly perfected and, except for Liens that are expressly permitted by this Agreement or other written agreement of Wintrust to have priority over Wintrust’s Liens, first priority Liens. (c) Financial Condition. (i) All financial statements delivered to Wintrust accurately and fairly state the Customer’s or, if applicable, any Guarantor’s financial condition; (ii) there has been no material adverse change in the Customer’s financial condition from that reflected in the financial statements most recently delivered; (iii) no written information concerning the Customer, its subsidiaries or any Guarantor, including any financial statements, delivered to Wintrust is inaccurate in any material respect or fails to disclose any fact or facts which, or which might reasonably be expected to, materially adversely affect the Customer’s financial condition; (iv) there is no litigation pending or threatened, which taken in the aggregate if adversely determined, can reasonably be expected to have a Material Adverse Effect. All representations, warranties and covenants set forth in this Section 4.01 shall be deemed made on the Effective Date and each subsequent date on which (A) a Schedule of Accounts is submitted by Customer to Wintrust, (B) any sale or assignment of Accounts is consummated and/or (C) any Advance is made in respect of purchased Accounts. 4.02 Negative Covenants. To induce Wintrust to enter into this Agreement, Customer hereby covenants and agrees that it shall not do any of the following: (a) Location of Collateral. Change the location of its principal places of business or books and records relating to Accounts or location of any material portion of other Collateral, including Inventory, without prior written notice to Wintrust. (b) Liens. Grant or permit to exist any Lien on its Accounts or other personal property except (i) Liens securing the Alphia Debt so long as such Liens are subject to the Alphia Intercreditor Agreement and (ii) other Liens set forth on the Disclosure Schedule or expressly consented to in writing by Wintrust. (c) Indebtedness. (i) Incur or permit to exist, or permit Parent to incur or exist, any indebtedness for borrowed money (including capital leases, letters of credit and similar indebtedness) other than Permitted Debt; or (ii) enter into, or permit Parent to enter into, any agreement or incur or permit to exist any indebtedness that authorizes any creditor or other person to initiate ACH transfers or other withdrawals from any of its Deposit Accounts in connection with a merchant cash advance, other financing facility or indebtedness or otherwise. (d) Sale of Assets. Sell, assign transfer or dispose of (i) Accounts to any party other than Wintrust or (ii) any other Collateral outside the ordinary course of business. (e) Modification of Accounts. Change, modify or supplement (i) the terms of the original invoice or Supporting Documents without giving prompt written notice to Wintrust, or (ii) the payment instructions on Accounts sold to Wintrust. (f) Subsidiaries. Form or acquire any direct or indirect subsidiary after the Effective Date. (g) Loans and Investments. Make or permit to exist, or permit Parent to make or Permit to exist, any loans, investments, advances or transfer assets other than (i) loans, investments and advances outstanding on the Effective Date and set forth on the Disclosure Schedule and (ii) other loans, investments and transfers in the ordinary course of business for adequate consideration and on market terms. (h) Dividends and Distributions. Make, or permit Parent to make, any dividend, distribution, repurchase, defeasance or other payment in respect of any stock, membership interest, partnership interest or other equity interest (“Equity Interest”), or any payment of any indebtedness of Customer or Parent owing to any holder of any Equity Interest, other than (a) payments by a subsidiary to the Customer, (b) non-cash payments by issuance of in-kind common Equity Interests, (c) cash payments by Customer to holders of its Equity Interests, or

Page 11 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 by Parent to holders of its Equity Interests, made upon 30 days prior written notice to Wintrust so long as (i) no Event of Default exists or would be caused thereby and (ii) after giving pro forma effect thereto the Customer shall have positive cash flow for the most recently ended four consecutive fiscal quarters, as determined by Wintrust in its discretion, and (d) Alphia Permitted Payments. (i) Payments of Indebtedness for Borrowed Money. Make, or permit Parent to make, any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement or provision relating to such indebtedness (and a senior officer of Customer shall certify to Wintrust, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) any indebtedness for borrowed money (other than the Obligations) prior to its due date under the agreements evidencing such indebtedness as in effect on the Effective Date (or as amended thereafter with the consent of Wintrust); provided that, notwithstanding any of the foregoing, Alphia Permitted Payments shall be permitted in any event. (j) Affiliate Transactions. Enter into or permit to exist any transaction with any Affiliate, including loans, investments, advances or transfers or assets, other than (a) transactions expressly permitted by this Agreement or the Related Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors' fees and indemnities; (c) transactions with Affiliates consummated prior to the Effective Date, as shown on the Disclosure Schedule; and (d) transactions with Affiliates in the ordinary course of business, upon fair and reasonable terms fully disclosed in writing to Wintrust and no less favorable than would be obtained in a comparable arm's-length transaction with a non- Affiliate. 4.03 Affirmative Covenants. To induce Wintrust to enter into this Agreement, Customer hereby covenants and agrees that it shall do each of the following: (a) Financial Information. Furnish Wintrust with the financial statements and other information set forth on Annex B, together with (i) annual tax returns with evidence of payment of all taxes shown by such returns to be owing; (ii) upon Wintrust’s request, (A) copies of each Internal Revenue Service form 941 or its equivalent filed with the Internal Revenue Service, together with evidence of the timely payment of all payroll taxes required by law and (B) an Internal Revenue Service form 8821, or its equivalent, authorizing Wintrust to obtain information directly from, and communicate with, the Internal Revenue Service about Customer and the status of its taxes owing to the Internal Revenue Service, and (iii) such other financial information and information relating to the Accounts as Wintrust may reasonably request from time to time. All financial statements shall be prepared in a manner consistent with GAAP. (b) Audits and Verifications. Permit Wintrust or its representatives or professionals engaged by Wintrust to visit, audit and inspect any of its properties, to examine its books of accounts, records, reports and other papers, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts of the Customer with its officers, employees, independent public accountants, creditors and depository institutions, and otherwise verify all financial information regarding Customer, all at such reasonable times and as often as may be reasonably requested. Customer hereby agrees to pay and reimburse Wintrust on demand, for each such audit or inspection conducted by Wintrust, an audit fee at the rates established from time to time by Wintrust as its fee for audits or inspections, together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection; provided, that, absent the occurrence and continuance of an Event of Default, Customer shall not be required to pay or reimburse Wintrust for more than one (1) such audit or inspection per consecutive twelve (12) month period (excluding, for purposes of such cap, audits or inspections conducted prior to the date hereof). Wintrust shall have the right, at any time, to verify the validity, amount or any other matter relating to the Accounts by verbal or written communications directly with the Customer’s Account Debtors. Customer shall cooperate fully with Wintrust in an effort to facilitate and promptly conclude any such verification process. Customer will provide Wintrust all current user names, access codes and passwords to any Account Debtor websites to which Customer has access. Customer shall not interfere with Wintrust’s verification process or terminate or limit access to any Account Debtor information that is available online to Customer.

Page 12 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 (c) Notices. (i) Customer shall give prompt written notice to Wintrust of (A) the occurrence of any Event of Default; (B) the occurrence of any event or circumstance that could reasonably be expected to have a Material Adverse Effect; (C) any Commercial Disputes between Account Debtor and Customer or the return of any product by Account Debtor to Customer, in each case in an amount in excess of any “Dispute Threshold” set forth on Annex A to this Agreement; or (D) the commencement of any material legal proceeding or service of any legal document in any material respect affecting the Customer or any Guarantor including, but not limited to, any complaints, judgment, Liens, attachments, garnishments or any Insolvency Proceeding with respect to Customer or any Guarantor. (ii) Customer shall give Wintrust thirty (30) days prior written notice of any (A) change in the location of any of its principal places of business or location of Collateral; (B) proposed change of Customer’s name, trade names, legal entity, corporate structure or status, or any proposed change in any of Customer’s senior officers; or (C) change, other than due to death or disability, in the principals, partners, shareholders and/or owners of Customer. (d) Insurance. Maintain property and liability insurance with acceptable companies covering the Collateral as is reasonable, customary and adequate for similar businesses and otherwise in amounts and with coverages acceptable to Wintrust. Each policy shall include satisfactory endorsements (i) showing Wintrust as lender loss payee or additional insured, as applicable, and (ii) requiring 30 days prior written notice to Wintrust in the event of cancellation of the policy for any reason; provided, that, within five (5) days after the date hereof, Customer shall deliver to Wintrust certificates of insurance with respect to such insurance policies and such endorsements to such insurance policies as contemplated above. (e) Primary Banking Relationship. Establish and maintain, and cause Parent and each of its subsidiaries to establish and maintain, Old Plank Trail Bank as its principal depository bank, including for the maintenance of all principal operating, collection, disbursement and other deposit accounts, and its principal provider of all services relating to cash management, including collections, payroll, disbursements, automated clearinghouse, e-payable, electronic funds transfer, wire transfer, lockbox, controlled disbursement or services similar to any of the foregoing. (f) Compliance. (i) Comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws other than OFAC/AML/CFT Laws; (ii) comply, and cause each of its subsidiaries to comply, in all respects with OFAC/AML/CFT Laws; and (iii) promptly provide information and documentation reasonably requested by Wintrust in connection with or for purposes of compliance with this Agreement or any other Related Document. (g) Taxes. Timely file all tax returns and reports required to be filed by Customer. Pay and discharge when due all federal, state and local taxes (including payroll taxes) payable by or imposed on Customer except to the extent (i) the validity or amount thereof is being contested by Customer in good faith by appropriate proceedings, (ii) Customer has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) such contest has the effect of staying collection of such tax. (h) Further Assurances. Execute and deliver to Wintrust such documents, instruments and agreements, and shall take such actions, as Wintrust reasonably deems appropriate under applicable law to evidence or perfect its Lien on any Collateral or otherwise to give effect to the intent of this Agreement and the other Related Documents. ARTICLE V: Security Interest. As security for all present and future Obligations, Customer grants to Wintrust, for the benefit of itself and its Affiliates, a continuing security interest in and Lien upon the Collateral. Customer shall take all actions reasonably requested by Wintrust from time to time to cause the attachment, perfection and, except as expressly permitted

Page 13 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 hereunder or as Wintrust may otherwise agree in writing, first priority of Wintrust’s Lien on the Collateral. Customer authorizes Wintrust to complete and file, at any time and from time to time as Wintrust may require, such financing statements with respect to the Collateral naming Wintrust (or its representative) as secured party and Customer as debtor, and describing the Collateral as “all assets” or “all personal property” or by such other words deemed appropriate by Wintrust, together with all amendments and continuations with respect thereto deemed appropriate by Wintrust in its discretion from time to time. Customer ratifies any action taken by Wintrust before the Effective Date to establish, evidence or perfect its Lien on any Collateral. ARTICLE VI. Operational Provisions. 6.01 Power of Attorney. In order to carry out this Agreement, Customer irrevocably and unconditionally appoints Wintrust or any person designated by Wintrust as its special attorney in fact, or agent, with power to, at Customer’s sole expense, exercise at any time any of the following powers: (a) strike through Customer’s remittance information on all invoices delivered to Account Debtors and note Wintrust’s remittance information on all invoices; (b) receive, open, read, and thereafter forward to Customer if appropriate all mail addressed to Customer (including any trade name of Customer) sent to Wintrust’s address. Any payments received shall be processed in accordance with this Agreement; (c) endorse the name of Customer or Customer’s trade name on any checks or other evidences of payment that may come into the possession of Wintrust with respect to any Account; (d) upon and during the continuance of an Event of Default, in Customer’s name or otherwise, demand, sue for, collect, and give releases for any and all monies due to or become due on any Account; (e) upon and during the continuance of an Event of Default, compromise, prosecute, or defend any action, claim or proceeding as to any Account or offer a trade discount to Customer’s Account Debtor exclusive of Customer’s normal business custom with any Account Debtor; (f) initiate electronic debit or credit entries through the ACH system to Customer’s account or any other deposit account maintained by Customer wherever located; (g) sign Customer’s name on any notice of assignment or other notices to Account Debtors; (h) send notices, demand or requests to any Account Debtor in the name of Customer for any purpose reasonably deemed necessary or desirable by Wintrust including, without limitation, notices regarding payment instructions or seeking estoppel information on the Accounts and such other matters integral to the relationship; and (i) upon and during the continuance of an Event of Default, do any and all things necessary and proper to carry out the purposes intended by this Agreement. The power of attorney granted to Wintrust herein shall be deemed to be coupled with an interest and, therefore, irrevocable until Final Payment has occurred. The authority granted to Wintrust under this provision shall remain in full force and effect until Final Payment has occurred. 6.02 Collection By Wintrust. Wintrust may make a good faith, commercially reasonable effort to collect the Accounts but shall have no obligation to do so. Wintrust shall have discretion as to the time, manner, procedures, policies and methods used for collecting Accounts, including, the manner and frequency of contacting any Account Debtor and the election to refrain from collecting the Accounts or exercising any rights or remedies with respect thereto. All decisions by Wintrust as to collection or enforcement or refraining therefrom, including any such decision based on a commercially reasonable determination that the Account Debtor owing such Account does not have the financial ability to pay or that the amount of recovery is outweighed by the likely costs and expenses to pursue collection of such Account, shall be presumptively commercially reasonable absent bad faith as finally determined by a court of competent jurisdiction. Should Wintrust receive a duplicate payment on an Account or a payment which is not identified, Wintrust may, at its election, either return such payment to the sender thereof or apply such payment to the account of Customer by crediting the same to the Ledger Account. Customer hereby waives and releases any and all claims relating to or arising out of any good faith act or omission by Wintrust in the collection or enforcement of the Accounts and holds Wintrust harmless therefrom. 6.03 Taxes. Should any excise, sale, use or other tax be imposed by any federal, state or local authority requiring a deduction or withholding from the purchase price for a sale of any Account, or if the Account Debtor is authorized to withhold and deduct such tax or levy, then the Customer shall immediately pay Wintrust the amount of the tax or levy so withheld, and the Customer shall indemnify and hold Wintrust harmless from any loss or expense on account of such tax or levy.

Page 14 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 6.04 Customer Information Access. Information regarding the transactions occurring hereunder or posted to the Ledger Account are maintained by Wintrust and available for review by Customer through Wintrust’s internet based on line portal (the “Portal”). Customer acknowledges that the information Wintrust makes available to Customer, including but not limited to the information made available through the Portal, constitutes and satisfies any duty to respond to a Request for an Accounting or Request regarding a Statement of Account pursuant to § 9-210 of the UCC. Customer acknowledges that information available on the Portal is real time and subject to further adjustment by Wintrust pursuant to the terms herein. All of Wintrust’s electronically maintained data, all hard-copy print-outs of such data, including all of Wintrust’s books and records and all other data in relation thereto between Wintrust and Customer shall be admissible in evidence by Wintrust as prima facie evidence of the status of the Accounts and Obligations due Wintrust. Each month end statement, report, or accounting rendered or issued by Wintrust to Customer shall be deemed conclusively accurate and binding on Customer unless within thirty (30) days after the date of issuance or the date such information is posted or otherwise made available on the Portal, Customer notifies Wintrust to the contrary by registered or certified mail, setting forth with specificity the reasons why Customer believes such statement, report or accounting is inaccurate. Customer’s failure to receive any monthly statement shall not relieve it of the responsibility to request such statement or otherwise excuse Customer from accessing the Portal to obtain such information. Upon an Event of Default, all of Customer’s rights of access to the Portal shall be provisional pending Customer’s cure of all such Events of Default and Wintrust may limit or terminate Customer’s access to the Portal. Customer acknowledges that no information on the Portal shall modify the terms and conditions of this Agreement. 6.05 Wintrust Settlement of Accounts. Customer agrees that it shall not grant any allowance, credit or adjustment to an Account Debtor, or accept any return of merchandise, except to the extent that, as of the date thereof and after giving effect thereto, no Event of Default or Overadvance exits. Wintrust may, at its option at any time an Event of Default exists, settle and/or compromise any Commercial Dispute without any liability to Customer so long as the compromise is done in good faith and in accordance with applicable law. Wintrust, as the sole and absolute owner of the Accounts, shall have the sole and exclusive power and authority, at any time an Event of Default exists, to collect each such Account, through legal action or otherwise, and exercise, to the maximum extent permitted by applicable law, any other right now existing or hereafter arising with respect to any of such Accounts. Any settlement made by Wintrust shall not relieve Customer of any of its obligations with respect to an Account or under this Agreement. 6.06 Information. In the event Wintrust provides financial information to Customer regarding an Account Debtor or other third party, whether by setting a Purchase Limit, at the request of Customer or otherwise, Customer understands and agrees that no representation or warranty or opinion is made or given by Wintrust as to the creditworthiness or other matter relating to any such Account Debtor or third party. Customer acknowledges that Wintrust is not a credit agency and that its credit decisions are based on information received from third-party sources. 6.07 Communications. Customer hereby irrevocably authorizes its employees and agents to provide to Wintrust any and all information that Wintrust reasonably requests from time to time regarding Customer, and to discuss with Wintrust from time to time any and all matters relating to the Customer. Customer gives its irrevocable authorization to Wintrust to disclose, release and exchange all information, including but not limited to any confidential information, regarding Customer and to communicate without limitation as to any matters related to Customer as Wintrust reasonably deems necessary or advisable from time to time and at its option with any third parties or any other persons claiming an interest or right in or to the Collateral. In furtherance of the foregoing, the Customer hereby waives any privilege or claim of confidentiality to the extent such might otherwise prevent such accountants from providing such information to Wintrust or discussing such matters with Wintrust 6.08 Service Providers. Customer acknowledges and agrees that Wintrust shall have the right at any time to (i) assign the performance of the services hereunder to any entity or outsource the services and the performance of such services to be provided hereunder to a third party; and (ii) utilize accounting, legal and other professionals in the ordinary course of its business, which third parties and professionals may have access to certain information regarding Customer, to be held in confidence.

Page 15 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 6.09 Compliance. Customer shall conduct its business, and all transactions under this Agreement will be performed, in accordance with OFAC/AML/CFT Laws and such other applicable financial reporting or record keeping laws. Nothing contained this Agreement shall be interpreted or construed as requiring Wintrust to transfer funds, use proceeds, or transact business in any manner that would violate any OFAC/AML/CFT Laws. Upon request of Wintrust, Customer shall provide documentary and other evidence of Customer’s identity as may be reasonably requested Wintrust at any time to enable Wintrust to verify Customer’s identity or to comply with any applicable laws, including but not limited to the USA Patriot Act of 2001. ARTICLE VII. Default 7.01 Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder: (a) Customer shall fail to pay any payment Obligation when due; (b) Customer shall fail to perform or breach any other agreement, covenant or promise of Customer under this Agreement or any performance Obligation hereunder and, in the event of any such failure with respect to Sections 4.02f), 4.02(g), 4.02(h), 6.03 or 6.09 of this Agreement, such failure shall continue for thirty (30) days from the earlier of written notice thereof to Customer or knowledge thereof by Customer; (c) any breach or default, after any expressly applicable notice or cure period, by Customer or any Guarantor in the performance of any agreement, covenant or promise of such Customer or Guarantor under any Related Document; (d) any representation or warranty of Customer or any Guarantor under this Agreement or any other Related Document shall be incorrect or untrue in any material respect when made or deemed made; (e) an Insolvency Proceeding shall occur with respect to Customer (a “Specified Default”) or any Guarantor unless, in the case of any such involuntary Insolvency Proceeding, the same is dismissed within forty- five (45) days; (f) (i) one or more judgments, orders or awards for the payment of money in excess of $200,000, individually or in the aggregate, shall be entered or filed against the Collateral, Customer or any Guarantor and either the same is not discharged and released with thirty (30) days thereof or execution thereof or thereon shall at any time not be effectively stayed or (ii) or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Customer, any Guarantor or any of the Collateral having a value in excess of $100,000; (g) Customer or any corporate Guarantor suspends or ceases operation of all or a material portion of its business, or is enjoined, restrained or in any way prevented by any governmental authority from conducting any material part of its business; (h) any breach or default by Customer or any Guarantor, in excess of $200,000, under any document, instrument or agreement to which it is a party, or by which any of its properties are bound, if the maturity of any indebtedness of such Customer or Guarantor may be accelerated or demanded due to such breach or default; (i) the death or disability of any personal Guarantor, or the dissolution, merger or consolidation of any other Guarantor; (j) there shall be a material change in the Control, management or ownership of Customer, Parent or any corporate Guarantor; provided, however, that no Event of Default under this clause (j) shall result from any exercise of warrants, or other acquisition of equity directly or indirectly in Customer, Parent or any corporate Guarantor, by Alphia Inc. or any Affiliate thereof, so long as Wintrust has received customary know-your-customer documentation in respect of Alphia Inc. or such Affiliate in form and substance, and with results, reasonably satisfactory to Wintrust; (k) this Agreement or any Related Document shall cease to be in full force and effect or Customer or any Guarantor shall contest or deny in any manner the validity or enforceability of this Agreement or any Related Document to which it is a party, or any third-party creditor shall contest or deny the validity or enforceability of any intercreditor or subordination agreement executed in connection with this Agreement; or (l) the occurrence of any default or event of default, following any applicable notice or cure period, under the Alphia Loan Documents or in respect of the Alphia Debt, in each case if the maturity of any indebtedness under the Alphia Loan Documents may be accelerated or demanded due to such default or event of default. 7.02 Remedies on Default. At any time upon or after the occurrence of an Event of Default, Wintrust may (a) accelerate and declare to be immediate due and payable the Obligations, in which case such Obligations shall be immediately due and payable and Customer shall immediately repay all such Obligations in full; (b) set off against, and appropriate and apply to the payment of the Obligations, any and all amounts owing by Wintrust to Customer; (c) chargeback to Customer, and require Customer to repurchase from Wintrust, all Accounts; (d) cease making Advances under this Agreement; (e) terminate Customer’s access to the Portal; or (f) exercise any or all rights, powers and remedies available hereunder or under the Related Documents, or accorded by law or equity or otherwise, in each case, without presentment, demand, protest, notice of dishonor, or other notice of any kind, all

Page 16 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 of which are hereby expressly waived by Customer. Notwithstanding the foregoing or anything to the contrary herein, immediately upon the occurrence of a Specified Default, all Obligations shall be automatically accelerated, all Accounts shall be automatically charged back to Customer, and this Agreement shall be automatically terminated, in each case, without notice or further action of any kind. Without limiting the generality of the foregoing, at any time upon and after the occurrence of an Event of Default, Wintrust shall have all the rights and remedies of a secured party under the UCC and other applicable laws with respect to all Collateral, including the right to sell or cause to be sold any or all of such Collateral, in one or more sales or parcels, at such prices and upon such terms as Wintrust shall elect, for cash or on credit or for future delivery, without assumption of any credit risk, and at a public or private sale as Wintrust may deem appropriate. After application to the Obligations of the proceeds of any such sale or disposition of Collateral, Customer shall remain liable for any deficiency. In order to satisfy any of the Obligations due Wintrust, Customer authorizes Wintrust to initiate electronic debit or credit entries through the ACH system to any Deposit Account maintained by Customer, and Customer shall indemnify and hold Wintrust harmless of any claims or damages that might arise therefrom unless Wintrust is found to have acted in bad faith and without just cause. 7.03 License. Wintrust is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all trade names or other Intellectual Property of Customer, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other property, in exercising any rights or remedies with respect to, any Collateral. 7.04 No Waiver of Rights by Wintrust. No failure or delay by Wintrust in exercising any of its powers or rights hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or the exercise of any other right or power. Wintrust’s rights, remedies and benefits hereunder are cumulative and not exclusive of any other rights, remedies or benefits which Wintrust may have. No waiver by Wintrust will be effective unless in writing and then only to the extent specifically stated. ARTICLE VIII. Term and Termination 8.01 Term. This Agreement shall continue in full force and effect during the Term and then applicable Term shall, as of the last day thereof, automatically continue for successive renewal terms of twelve (12) months unless (a) Customer provides written notice of non-renewal delivered to an officer of Wintrust at least sixty (60) days prior to the expiration of the initial or any renewal Term or (b) this Agreement is otherwise terminated as provided herein. 8.02 Termination. Wintrust may terminate this Agreement upon at least thirty (30) days written notice to Customer; or any date set by Wintrust upon the occurrence of an Event of Default. Any request by Customer for early termination of this Agreement prior to the end of the then existing Term must be in writing. The failure of Customer to submit Eligible Accounts during the Term of this Agreement may, at the election of Wintrust, be considered an early termination of this Agreement by Customer. All Obligations hereunder shall become immediately due and payable on the effective date of termination of this Agreement. Notwithstanding any termination of this Agreement, until such time as all Obligations shall have been fully paid and satisfied in immediately available funds, this Agreement shall remain binding upon Customer and, without limiting the foregoing, all security interests and Liens granted by Customer in favor of Wintrust hereunder shall remain in full force and effect. Further, all provisions hereof that, by their terms, survive termination or expiration hereof, shall survive termination or expiration of this Agreement. 8.03 Avoidance Claims or other Repayment of Account Debtor. This Agreement and each Related Document shall be revived and deemed not to have terminated in the event any payment made to Wintrust hereunder or under any Related Document is invalidated, declared to be fraudulent or preferential, set aside or required to be repaid, including in pursuant to any settlement entered into by Wintrust in its discretion, and the amount of the repayment by Wintrust shall be an Obligation secured by the Collateral and otherwise subject to the ongoing terms of this Agreement. This provision shall survive termination of this Agreement.

Page 17 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 ARTICLE IX. General Provisions 9.01 Assignment. This Agreement inures to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties hereto, provided, however, that Customer shall not have the right to assign its rights hereunder or any interest herein without Wintrust’s prior written consent. Wintrust shall have the right at any time to assign this Agreement and delegate all of its rights and duties hereunder. 9.02 Waivers by Customer. To the fullest extent permitted by applicable law, Customer waives (a) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Wintrust on which Customer may in any way be liable, and hereby ratifies anything Wintrust may do in this regard; (b) notice prior to taking possession or control of any Collateral; (c) any bond or security that might be required by a court prior to allowing Wintrust to exercise any rights or remedies; (d) the benefit of all valuation, appraisement and exemption laws; (e) any claim against Wintrust on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any enforcement action, the Obligations, the Related Documents or the transactions relating thereto; and (f) notice of acceptance hereof. Customer acknowledges that the foregoing waivers are a material inducement to Wintrust entering into this Agreement and that they are relying upon the foregoing in their dealings with Customer. Customer has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. 9.03 Relationship of Parties. Customer acknowledges that the transactions contemplated hereby are arm’s- length commercial transactions and the relationship under the Agreement is principally that of seller and purchaser. Customer acknowledges that Wintrust is not a fiduciary of Customer and Customer will not seek or attempt to establish that Wintrust is a fiduciary of or owes any fiduciary duty to Customer. Customer waives any right to assert, now or in the future, that Wintrust has a fiduciary duty to Customer or the existence of a confidential relationship with Wintrust in any action or proceeding, whether by way of claim, counterclaim, cross claim or otherwise. 9.04 Severability. In the event any one or more of the provisions contained in this Agreement or any Related Document shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof or thereof, and the Agreement or the applicable other Related Document shall be construed as if such invalid, illegal or unenforceable provision was not contained herein. 9.05 Entire Agreement. This Agreement and the Related Documents contain the entire understanding between the parties, and comprises the complete and integrated agreement of the parties, on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Customer specifically acknowledges and agrees that Wintrust has not made, nor has Customer relied upon, any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, except as specifically set forth herein and in the Related Documents. It is the intention of the parties hereto that in the event of any subsequent litigation, controversy, or dispute concerning the terms and provisions of this Agreement, no party shall be permitted to offer or introduce oral or extrinsic evidence concerning the terms and conditions hereof that are not included or referred to herein and not reflected in writing. 9.06 Amendment. No amendment, modification, waiver or consent, oral or otherwise, with respect to this Agreement or any provision herein will in any event be effective unless the same is in writing and signed by an officer of Wintrust. Such amendment, modification, waiver or consent must have an authenticated signature of an officer of Wintrust, and no email correspondence shall be considered a writing or as containing an authenticated signature for purposes of such amendment, modification, waiver or consent. 9.07 Opportunity to Consult with Counsel. The parties have read this Agreement, understand its contents and each of the parties hereto has had an opportunity to consult with its respective legal counsel prior to executing

Page 18 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. 9.08 Data Transmission. Customer agrees that Wintrust shall have no responsibility or liability for privacy or security of data transmitted from Wintrust to Customer or from Customer to Wintrust, except to the extent due to Wintrust’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. 9.09 No Consequential Damages. No claim may be made by Customer, or any of its members, managers, shareholders, affiliates, directors, officers, employees, attorneys or agents (the “Customer Parties”) against Wintrust or any of its members, managers, shareholders, Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, or consequential damages in respect of any breach or wrongful conduct, whether the claim therefor is based on contract, tort or duty imposed by law, in connection with, arising out of or in any way related to the transactions contemplated and relationship established by this Agreement or any other Related Document, or any act, omission or event occurring in connection therewith, including loss of goodwill, loss of profit, or any other losses associated therewith, whether Wintrust did or did not have any reason to know of a loss that may result from any general or particular requirement of Customer, and Customer hereby waives, releases and agrees on behalf of the Customer Parties not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. 9.10 Indemnification. Customer shall indemnify Wintrust and each of its owners, officers, directors, employees, Affiliates, agents and attorneys (each an “indemnified party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, actual, reasonable, out-of-pocket fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against any indemnified party in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other person or entity with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or any other Related Document, whether or not such indemnified party is a party thereto, except to the extent that any of the foregoing arises directly out of the gross negligence or willful misconduct of such indemnified party as determined in a final, non-appealable judgment by a court of competent jurisdiction. Customer agrees to indemnify and hold harmless Wintrust from any loss or liability arising out of the assertion of any claim that any payment received by Wintrust hereunder or in respect of the Obligations is avoidable under the Bankruptcy Code or any other debtor relief statute or by any creditor, whether under state or federal law, as a preference, fraudulent conveyance or otherwise, and Customer shall pay to Wintrust on demand the amount thereof. Customer shall notify Wintrust as soon as possible after Customer becomes aware of the assertion of any such avoidance claim or other claim subject to indemnification hereunder. This Section 9.10 shall survive termination of this Agreement. 9.11 Notices hereunder. Any notice or other communications by either party to the other in connection with this Agreement or any written notice as provided for herein shall be in writing and deemed delivered (i) three (3) days after being mailed by certified mail, postage prepaid and return receipt requested; (ii) the next Business Day after being sent via overnight delivery by a nationally recognized delivery service; (iii) at such time as receipt or refusal by personal delivery, each at the address set forth below for such party, or at such other address as may have been furnished in writing by such party in accordance with notice provisions set forth herein. No email correspondence or voicemail shall be considered a written notice for purposes of this Section 9.11. 9.12 Costs and Expenses. Customer agrees to pay on demand all actual, reasonable, out-of-pocket costs and expenses, including (without limitation) attorneys’ fees, incurred by Wintrust in connection with this Agreement or any other Related Documents or the transactions contemplated hereby and thereby, including (a) all such costs, expenses and fees incurred in connection with the negotiation, due diligence, preparation, execution, amendment, administration, performance, collection and enforcement hereof and thereof, (b) all such costs, expenses and fees incurred in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of any Lien or security interest granted hereunder, the collection of any Account or any Obligation, (c) all such costs, expenses and fees incurred or charged, or paid on behalf of Customer, by Wintrust in connection or association

Page 19 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 with the administration, management provision or enforcement of this Agreement or any other Related Document, including (i) all legal, accounting and other professional fees; (ii) any and all search fees, recording fees, lien notation fees, inspection fees, and filing fees in connection with its due diligence; (iii) fees relating to applications for credit insurance or due diligence that may be required to ascertain the creditworthiness of the Customer or Account Debtors; (iv) usual and customary fees, as adjusted by Wintrust from time to time, for any and all services and banking products requested by Customer and provided by Wintrust or its Affiliates to Customer, including, without limitation, wire, ACH and other transfers; cashier's checks; overnight delivery; check cashing; expedited funding; and other services and products; (v) subject to Section 4.03(b), any and all expenses in connection with an inspection or audit hereunder; and (vi) all fees, costs and expenses relating to enforcement of any rights under this Agreement or any other Related Document, or establishing, preserving or perfecting any Lien on Collateral or protecting or preserving Accounts or other Collateral. This Section shall survive termination of this Agreement. 9.13 Savings Clause. No provision of this Agreement or of any Related Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. In the event Wintrust ever receives, collects or applies as interest hereunder or under any Related Document any amount in excess of the maximum amount permitted by applicable law, such excess shall be applied as a payment and reduction of the principal of the Obligations and, if the principal of such Obligations has been paid in full, any remaining excess shall be paid to Customer. In determining whether or not the interest paid or payable exceeds the maximum rate permitted by applicable law, Wintrust and Customer shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of this Agreement so that interest for the entire term does not exceed the maximum rate permitted by law. If at any time the interest rate set forth in this Agreement or any Related Document exceeds the maximum interest rate allowable under applicable law, the interest rate will be deemed to be such maximum interest rate allowable under applicable law. 9.14 Governing Law; Jurisdiction. This Agreement and each Related Document (unless otherwise specifically agreed therein) shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to any choice of law or conflict of law provisions or rules. The parties hereby (a) consent to the personal jurisdiction of the state and federal courts located in the State of Illinois in connection with any controversy related to this Agreement or any other Related Document; (b) waive any argument that venue in any such forum is not convenient; (c) agree that the venue for any litigation initiated by Wintrust or the Customer in connection with this Agreement or any other Related Document shall be either the State Courts of the City and County of Cook or the United States District Court, District of the Northern District of Illinois; and (d) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall be deemed or operate to affect the right of Wintrust to initiate a legal proceeding in any other jurisdiction to protect or enforce Wintrust’s rights in the Accounts or in the Collateral, or to preclude the enforcement of any judgment or order obtained in such forum or the taking of any action under this Agreement or the other Related Documents to enforce same in any other appropriate forum or jurisdiction. 9.15 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT, THE OTHER RELATED DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE OTHER RELATED DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL

Page 20 Account Purchase Agreement 7485589.5 Active\9498\16\8983920.v2-6/6/23 COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. 9.16 Counterpart Signatures; Electronic Submissions. The Agreement and each other Related Document may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Delivery of a manually executed copy of a signature page of this Agreement or any other Related Document or any document ancillary thereto or executed pursuant to the transactions contemplated by this Agreement or the other Related Document by facsimile or by electronic transmission of a portable document format file or equivalent (also known as a "PDF file") shall be effective as delivery of a manually executed original counterpart of this Agreement or such other Related Document or agreement. An electronic signature of this Agreement or any other Related Document shall be effective as delivery of a manually executed original counterpart of this Agreement or such other Related Document, which electronic signature shall be defined as an electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by Customer with the intent to sign the record. Any notice, request or other communication under this Agreement or the other Related Documents in the form or format of an electronic record shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. 9.17 Intercreditor Agreement. The terms of this Agreement and each other Related Document, any Lien granted to Wintrust or otherwise pursuant to this Agreement or the other Related Documents and the exercise of any right or remedy by Wintrust hereunder or thereunder are subject to the provisions of the Alphia Intercreditor Agreement. In the event of any inconsistency between the provisions of this Agreement or any other Related Document and the Alphia Intercreditor Agreement, the provisions of the Alphia Intercreditor Agreement shall supersede the provisions of this Agreement and the other Related Documents. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of Wintrust hereunder shall be subject to the terms of the Alphia Intercreditor Agreement. Signature Pages to Follow

Page 1 of 1 Account Purchase Agreement Annex A Active\9498\16\8983920.v2-6/6/23 ANNEX A Certain Fees, Rates and Terms Eligibility Period: ninety (90) days from the original invoice date or, with respect to Accounts due from Amazon.com, Inc. or Chewy, Inc., one hundred twenty (120) days from the original invoice date. Advance Rate: 75% Collection Days: two (2) Business Days Dispute Threshold: The greater of (a) $10,000, or (b) 5% of the aggregate face amount of all Accounts owing by an Account Debtor Facility Limit: Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000) Contract Rate: An interest rate per annum equal to the Prime Rate in effect from time to time plus 2.50% Term: two (2) year(s) from the Effective Date Certain Fees: (a) Missing Notification Fee. In the event Wintrust requires Customer to include the Invoice Notion on an invoice (or similar documentation) for an Account and Customer does not include such Invoice Notion on such invoice (or similar documentation), Customer shall pay to Wintrust a missing notation fee in an amount equal to 15% of the amount of such invoice (or similar documentation). Such fee shall be due and payable to Wintrust upon issuance of the invoice (or similar documentation) from which such Invoice Notion was omitted. (b) Misdirected Payment Fee. For each Misdirected Payment that is not delivered to Wintrust on or before the third (3rd) Business Day following receipt thereof by Customer, Customer shall pay to Wintrust a misdirected payment fee equal to the greater of One Hundred Dollars ($100) or 5% of such Misdirected Payment. Such fee shall be due when payable in accordance with the foregoing. (c) Minimum Fee. In the event the aggregate interest paid by Customer to Wintrust (excluding default interest) is less than $7,500 (the “Minimum Amount”) during any calendar month (each, a “Fee Period”) or, if this Agreement is terminated prior to the last day of the applicable Term, then in each case the Customer shall pay to Wintrust, on the last Business Day of such Fee Period or on the effective date of such termination, as applicable, the difference between the Minimum Amount and the aggregate interest (excluding default interest) paid by Customer to Wintrust during such Fee Period or, in the case of termination, Fee Period to date. The initial Fee Period shall be the first full calendar month following the date hereof. (d) Termination Fee. In the event Customer terminates this Agreement on a date other than the last day of the initial 2-year Term, or in the event Wintrust terminates this Agreement after the occurrence of an Event of Default, Customer shall pay to Wintrust, upon such termination, a termination fee equal to (i) if such termination occurs prior to the first annual anniversary of the Effective Date, 2% of the Facility Limit, and (ii) if such termination occurs on or after the first annual anniversary of the Effective Date and prior to the second annual anniversary of the Effective Date, 1% of the Facility Limit; provided, however, that such fee shall be waived if Final Payment has occurred and the Agreement is terminated following the first anniversary of the Effective Date with proceeds of a commercial line of credit provided by Old Plank Trail Bank.

Page 1 of 1 Account Purchase Agreement Annex B 7485589.5 Active\9498\16\8983920.v2-6/6/23 ANNEX B Financial Information Customer shall deliver to Wintrust: (a) within 90 days of the end of each fiscal year, annual financial statements of Parent, audited by an independent accountant reasonably acceptable to Wintrust, and prepared on a consolidating basis; (b) within 30 days following the end of each month, internally prepared financial statements of Customer for such period and internally prepared financial statements of Parent for such period; (c) within 20 days after the end of each month, (A) a detailed aged trial balance of all Accounts which are existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed, and (B) an accurate and complete report of the accounts payable of the Customer, including, without limitation, any checks held for the accounts payable; (d) promptly after Wintrust’s request and on such periodic basis as Wintrust shall determine, but no less frequently than weekly, a sales and collections report for the preceding period; and (e) within 60 days prior to the end of each fiscal year, projections of income and cash flow and the balance sheet for Customer by month for the next fiscal year, and accompanied by senior management’s discussion and analysis of such projections, which will be prepared by Customer in good faith, with care and diligence, and using assumptions that are reasonable under the circumstances at the time such projections are delivered to Wintrust and disclosed therein when delivered.

Schedule 1

DISCLOSURE SCHEDULE

1. CUSTOMER AND SUBSIDIARIES INFORMATION

Legal Name	Jurisdiction of Organization & Type of Organization	Foreign Qualifications	Organizational Identification Number	Federal Tax Identification Number
Better Choice Company, Inc.	**Delaware corporation**	**Florida**	**DE File No. 7223705**	**83-4284557**
Halo, Purely for Pets, Inc.	**Delaware corporation**	**Florida**	**DE File No. 4182913**	**86-1170662**
Bona Vida, Inc.	**Delaware corporation**	**Delaware**	**DE File No. 7087984**	**82-5494740**
Wamor Corporation, S.A.	**Uruguay corporation**	**Uruguay**	**UY File No. 557680**	**N/A**

2. EQUITY OWNERSHIP OF CUSTOMER AND SUBSIDIARIES

A. Customer

Record Owner	Class/Type of Equity	Number of Shares/Units	% Ownership
Publicly held	**Common Stock**		

B. Subsidiaries

Name	Jurisdiction and Tax ID Number	Owner	% Ownership
Hale, Purely for Pets, Inc.	**DE File No. 4182913**	**Customer**	**100%**
Bona Vida, Inc.	**DE File No. 7087984**	**Customer**	**100%**

Account Purchase Agreement Schedule 1 Page 1 of [__]
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Name	Jurisdiction and Tax ID Number	Owner	% Ownership
Wamor Corporation, S.A.	**Uruguay**	**Customer**	**100%**

3. BUSINESS AND COLLATERAL LOCATIONS

A. Chief executive office of Customer

12400 Race Track Road
Tampa Florida 33626

B. Other Business Locations

1260 Karl Court
Wauconda Illinois 60084

C. Other Collateral Locations (Third Party or Leased)

None

4. DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

A. Deposit Accounts

Name on Account	Depository	Account Number	Type of Account
Halo, Purely for Pets, Inc.	**Old Plank Trail Community Bank, N.A.**	**9246245849**	**Checking**
Halo, Purely for Pets, Inc.	**Old Plank Trail Community Bank, N.A.**	**9241907670**	**Lockbox**
Halo, Purely for Pets, Inc.	**Old Plank Trail Community Bank, N.A.**	**9243952804**	**Savings**
Better Choice Company	**JP Morgan Chase Bank**	**000000708208811**	**Checking**

B. Securities Accounts

Name on Account	Securities Intermediary/ Broker	Account Number	Type of Account	Type of Securities
None.				

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Page __ of __ Account Purchase Agreement Schedule 1 7485589.5 Active\9498\16\8983920.v2-6/6/23 5. LITIGATION A. Proceedings and investigations pending against Customers or Subsidiaries: There are four allegations against Customer on behalf of four claimants (collectively hereinafter “Claimants”). In the letters, Claimants, all of whom are former employees of Customer, allege discrimination on account of sex (female) and pregnancy and wrongful termination as a result of same. More specifically, Claimants allege that they were wrongfully terminated on January 3, 2023 under the guise of a reduction in work force. However, Claimants allege that the only female employees who were terminated due to the reduction in work force were either pregnant or on maternity leave. In that regard, Claimants allege that the purported reduction in work force impacted nine employees in total, five of which were men and four of which were women. Claimants allege that all four of the female employees terminated in the reduction in work force were either pregnant or on maternity leave and the female employees retained in the reduction in work force were not pregnant or on maternity leave. In light of the above, Claimants alleged that Customer discriminated against them on account of their sex (female) and pregnancy and wrongfully terminated them as a result of same. This matter was submitted for coverage under the Insured’s Insurance Policy No. EPL6TACBJNF002 for the Policy Period on July 16, 2022 to July 16, 2023 (the “Policy”). The Policy provides an aggregate Limit of Liability for all Employment Practice Claims (inclusive of Costs of Defense) in the amount of $1,000,000 and is subject to a retention of $50,000 per Employment Practices Claim other than by Employees of Customer in California or a $150,000 retention per Employment Practices Claim by Employees of Customer in California via Endorsement No. 15. Customer and the Claimants were referred to mediation by both Customer and Claimants’ legal representatives. Customer is currently represented by Benjamin Sharkey of Jackson Lewis P.C. A settlement amount has not been agreed upon as of the date of the Effective Date. B. Threatened proceedings or investigations of which any Customer or Subsidiary is aware: None. 6. EXISTING LIENS A. UCC Financing Statements None B. OTHER LIENS None

Page __ of __ Account Purchase Agreement Schedule 1 7485589.5 Active\9498\16\8983920.v2-6/6/23 7. EXISTING INDEBTEDNESS None 8. EXISTING INVESTMENTS AND LOANS (OTHER THAN IN SUBSIDIARIES) None 9. TRANSACTIONS WITH AFFILIATES None

Page __ of __ Account Purchase Agreement Schedule 1 7485589.5 Active\9498\16\8983920.v2-6/6/23 Schedule 2 LOCKBOX INSTRUCTIONS For Checks and other Payment Items: Wintrust Bank, N.A. FBO Better Choice Company DBA Halo P.O. Box 8268, Carol Stream, IL 60197-8268 For ACH transactions: Wintrust Bank, N.A. 231 S LaSalle, Floor 4 Chicago, IL 60604 Beneficiary: Wintrust BANK C/O Account Number: 3805191672 Transit/Routing Number: 071925444 For Domestic wires: Wintrust Bank, N.A. 231 S LaSalle, Floor 4 Chicago, IL 60604 Beneficiary: Wintrust BANK C/O Account Number: 1468100 Transit/Routing Number: 071925444 For USD International wires, please utilize the following information: Wintrust Bank, N.A. 231 S LaSalle, Floor 4 Chicago, IL 60604 SWIFT CODE: NSCTUS44 Beneficiary: Wintrust BANK C/O Beneficiary Account Number: 1468100 Transit/Routing Number: 071925444